EXHIBIT 21
B. F. SAUL REAL ESTATE INVESTMENT TRUST LIST OF SUBSIDIARIES

                                                        Date of                  Current
                                          Site of      Acquisition/       Principal Business
100% OWNED SUBSIDIARIES                 Incorporation   Formation               Activity
- ------------------------------------- -------------- ----------- ------------------------------

Arlington Hospitality Corp.             Virginia        1997              Hotel Owner
Auburn Hills Hotel Corporation          Maryland        1994              Hotel Owner
Auburn Hills Land Corp.                 Maryland        1997              Land Owner
Avenel Executive Park Phase II, LLC     Maryland        2000         Real Estate Investor
Boca Raton East Hospitality Corp.        Florida        1998              Hotel Owner
Boca Raton West Hospitality Corp.        Florida        1998              Hotel Owner
Cascades Hospitality Corporation        Virginia        1999              Hotel Owner
Chain Bridge Hospitality Corporation    Virginia        1999              Hotel Owner
Circle 75 East Hospitality Corp.         Georgia        2000               Inactive
Circle 75 Hospitality Corp.              Georgia        1999               Inactive
Commerce Center Development Corp.        Florida        1980           Office Bldg Owner
Commerce Center Holdings LLC             Florida        2000              Land Owner
Crystal City Hospitality Corp.          Virginia        1989              Hotel Owner
Dearborn, L.L.C.                        Delaware        1992              Land Owner
Dulles Hospitality Corp.                Virginia        1997              Hotel Owner
Dulles North Holdings Corp.             Virginia        2000              Land Owner
Dulles North Four, Corp.                Virginia        1999           Office Bldg Owner
Dulles North Five, Corp.                Virginia        1999           Office Bldg Owner
Dulles North Six, Corp.                 Virginia        2000           Office Bldg Owner
Dulles North Seven Corp.                Virginia        2000               Inactive
Dulles North Office Park II
 Corporation                            Virginia        1998           Offie Bldg Owner
Ft. Lauderdale Hotel Corp.               Florida        1998              Hotel Owner
Gaithersburg Hospitality Corp.          Maryland        1998              Hotel Owner
Herndon Hotel Corporation               Virginia        1996              Hotel Owner
I-95 Yamato Condominium
 Association, Inc                        Florida        1998              Condominium
LT One Corp.                            Virginia        1999           Office Bldg Owner
LT Two LLC                              Virginia        2001              Inactive
Metairie Office Tower, L.L.C. (a)       Louisiana       2002              Inactive
MHC Airport Inn, Inc. (b)               New York     1980/1976          Hotel Operator
MHC Corporation                         Maryland     1980/1974          Hotel Operator
NVA Development Corporation             Virginia        1984           Office Bldg Owner
Peachtree/Northeast Corp.                Georgia        1979              Land Owner
Pueblo Hotel Corp.                      Colorado        1985              Hotel Owner
Sharonville Hotel Corporation             Ohio          1986              Hotel Owner
Sterling Hotel Corp.                    Virginia        1997              Hotel Owner
Sterling North Hospitality Corp.        Virginia        1999               Inactive
Sweitzer Lane LLC                       Maryland        2000           Office Bldg Owner
Tysons Park, Inc.                       Virginia        1999           Office Bldg Owner
Tysons Park II, Inc.                    Virginia        2000               Inactive
900 Corporation                          Georgia        1981           Office Bldg Owner
1000 Corporation                         Georgia        2000           Office Bldg Owner
1100 Corporation                         Georgia        1979           Office Bldg Owner

(a) Subsidiary of Dearborn, L.L.C. (b) Subsidiary of MHC Corporation

EXHIBIT  21
B. F. SAUL REAL ESTATE INVESTMENT TRUST
LIST OF SUBSIDIARIES (Continued)

                                                                                                     CURRENT
                                                                                 DATE OF            PRINCIPAL
                                                        JURISDICTION OF       ACQUISITION/          BUSINESS
NAME                                         NOTE          FORMATION            FORMATION           ACTIVITY
----                                         ----          ---------            ---------           --------

ASB Capital Management, Inc.                  (A)          Maryland               2000             Investment
                                                                                                     Adviser

Ashburn Village Development                   (D)          Maryland                1991            Real Estate
Corporation                                                                                        Owned (REO)

Bailey's Corporation                          (D)          Maryland                1993             Inactive
(sold property 11/95)

Balmoral Golf Corporation                     (E)          Maryland                1992             Inactive

Bondy Way Development                         (D)          Maryland                1990             Inactive
Corporation (sold property 3/02)

Brambleton Land Corporation                   (D)          Maryland                1977             Inactive
(sold property 3/99)

Brooke Manor Land Corporation                 (D)          Maryland                1990             Inactive
(sold property 8/96)

B.F. Saul Mortgage Company                    (B)          Maryland                1984            Residential
                                                                                                      Loan
                                                                                                   Origination

CCB Auto Leasing LLC                          (B)          Delaware               2002              Inactive

CCRE, Inc.                                    (F)          Maryland                1984             Inactive

Cherrytree Corporation                        (D)          Maryland                1993             Inactive
(sold property 11/97)

Chevy Chase Asset Management                  (B)          Virginia               2000               Holding
Company                                                                                              Company

Chevy Chase Financial                         (B)          Virginia               1996               Holding
Services Corporation                                                                                 Company

Chevy Chase Insurance Agency,                 (G)          Maryland                1985             Insurance
Inc.                                                                                                 Agency

Chevy Chase LT                                (C)          Delaware               2002              Inactive

Chevy Chase Mortgage Company                  (H)          Maryland                1972             Inactive

Chevy Chase Mortgage Company                  (B)          Virginia                1996             Inactive
of Virginia

Chevy Chase Preferred Capital                 (B)          Maryland               1996             Real Estate
Corporation                                                                                        Investment
                                                                                                      Trust
Chevy Chase Real Estate                       (B)          Virginia               2001               Holding
LLC                                                                                                  Company

Chevy Chase Securities, Inc.                  (G)          Maryland               1984             Securities

Chevy Chase Trust Company                     (B)          Maryland               1997              Fiduciary
                                                                                                    Services

CFC-Consumer Finance Corporation              (B)          Virginia               1994            Consumer Loan
                                                                                                   Origination

Duvall Village Corporation                    (D)          Maryland               1992              Inactive
(sold property 12/97)

First Balmoral Corporation                    (D)          Maryland               1991                 REO

Great Seneca Development                      (D)          Maryland               1991                 REO
Corporation

Hamlets at Brambleton, Inc.                   (J)          Virginia               1997                 REO

Inglewood Corporation                         (D)          Maryland               1990              Inactive
(sold property 11/95)

Manor Holding Corporation                     (B)          Virginia               1996               Holding
                                                                                                     Company

Manor Investment Company                      (I)          Maryland               1971             Real Estate
                                                                                                   Ownership/
                                                                                                   Development

Marbury I Corporation                         (D)          Maryland               1991              Inactive
(sold property 1/00)

Marbury II Corporation                        (D)          Maryland               1991              Inactive
(sold property 9/99)

NML Corporation                               (D)          Maryland               1992              Inactive
(sold property, 3/02)

North Ode Street Development                  (F)          Maryland               1981             Real Estate
Corporation                                                                                         Finance/
                                                                                                   Development

Oak Den, Inc. (sold remaining                 (D)          Maryland               1991              Inactive
lots 10/94)

Old Chapel Corporation                        (D)          Maryland               1992                 REO

Presley Corporation                           (D)          Maryland               1993              Inactive
(sold property 5/94)

Primrose Development                          (D)          Maryland               1990              Inactive
Corporation (sold property 8/02)

Ridgeview Centre Corporation                  (D)          Maryland               1992              Inactive
(sold property 3/99)

Ronam Corporation Inc.                        (D)          Maryland               1986              Inactive
(sold property 12/00)

Sully Park Corporation                        (D)          Maryland               1990              Inactive
(sold property 6/96)

Sully Station Corporation                     (D)          Maryland                1990             Inactive
(sold property 9/97)

Sycolin-Leesburg Corporation                  (D)          Maryland               1992              Inactive
(sold property 5/00)

Terminal Drive Properties, LLC                (D)          Maryland               1991                 REO
------------------

(A)      Subsidiary of Chevy Chase Asset Management Company
(B)      Subsidiary of Chevy Chase Bank, F.S.B.
(C)      A business trust formed by CCB Auto Leasing LLC
(D)      Subsidiary of Chevy Chase Real Estate LLC
(E)      Subsidiary of First Balmoral Corporation
(F)      Subsidiary of Manor Investment Company
(G)      Subsidiary of Chevy Chase Financial Services Corporation
(H)      Subsidiary of Chevy Chase Mortgage Company of Virginia
(I)      Subsidiary of Manor Holding Corporation
(J)      Subsidiary of Brambleton Land Corporation